                                  Exhibit 23(f)

                       Trustees Deferred Compensation Plan

                    AEGON/TRANSAMERICA SERIES TRUST ("ATST")
                    DIVERSIFIED INVESTORS PORTFOLIOS ("DIP")
                 THE DIVERSIFIED INVESTORS FUNDS GROUP ("DIFG")
              THE DIVERSIFIED INVESTORS FUNDS GROUP II ("DIFG II")
          DIVERSIFIED INVESTORS STRATEGIC VARIABLE FUNDS ("DISVF") AND
                   TRANSAMERICA IDEX MUTUAL FUNDS ("TA IDEX")
  (EACH A "FUND" COLLECTIVELY, THE "FUNDS" AND/OR "TRANSAMERICA FUND COMPLEX")

                            TRANSAMERICA FUND COMPLEX

         AMENDED AND RESTATED BOARD MEMBERS' DEFERRED COMPENSATION PLAN

                                    ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

     1.1 PURPOSE. The purpose of this Board Members' Deferred Compensation Plan (the "Plan") is to offer Board Members of the Transamerica Fund Complex the opportunity to defer receipt of their Fees (each capitalized term is defined in Article II below, unless otherwise indicated), under terms advantageous both to the Board Members and to the Funds within the complex. The Plan is intended to comply with section 409A of the Code ("Section 409A").

Prior to the effective date of this amendment and restatement of the Plan, this Plan was known as the AEGON Transamerica Series Trust Amended and Restated Board Members' Deferred Compensation Plan. As of the effective date of this amendment and restatement of the Plan, the Plan and the Deferred Compensation Plan for Trustees of the Transamerica IDEX Mutual Funds (the "TA IDEX Plan"), shall be merged and governed by this Plan document. As of the effective date, the name of the Plan shall be the Transamerica Fund Complex Amended and Restated Board Members' Deferred Compensation Plan.

All Pre-2005 Deferrals under the Plan and the TA IDEX Plan have been earned by the Participants on or before December 31, 2004. Accordingly, Pre-2005 Deferrals are not subject to Section 409A. However, all Post-2004 Deferrals are subject to
Section 409A. It is therefore intended that the Post-2004 Deferrals be subject to the rules and restrictions set forth hereunder applicable only to Post-2004 Deferrals, which rules and restrictions are different from those set forth hereunder applicable only to Pre-2005 Deferrals. For ease of administration, the Plan also establishes, for each Participant and for each calendar year, a separate Calendar Year Subaccount to which a Participant's Fees deferred in the particular calendar year will be credited.

     1.2 EFFECTIVE DATE. The Plan is effective as of January 1, 1996. The effective date of this amendment and restatement is January 1, 2008.

                                   ARTICLE II
                                   DEFINITIONS

     2.1 "ACCOUNT" means a notional bookkeeping account established for each Participant to track deferred Fees and corresponding hypothetical income, gains or losses thereon.

     2.2 "BENEFICIARY" means the person or persons designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant on the Designation of Beneficiary Form attached as Appendix D, or, in the absence of such designation or in the event that such designated person or persons predeceases the Participant, the Participant's estate.

     2.3 "CALENDAR YEAR SUBACCOUNT" means a notional bookkeeping account, within a Participant's Account, to which all of a Participant's deferral of Fees for a particular calendar year, and corresponding hypothetical income, gains or losses, are credited.

     2.4 "CODE" means the Internal Revenue Code of 1986, as amended.

     2.5 "COMMITTEE" means the committee established by the Fund to administer the Plan, the members of which are listed on Appendix A to this Plan.

     2.6 "FEES" means the fees payable to a Board Member by the Fund in respect of such Board Member's service to the Fund.

     2.7 "FUND" means any fund within the Transamerica Fund Complex.

     2.8 "INITIAL DEFERRAL ELECTION FORM" means a written instrument signed and dated by a Participant, in the form prescribed by the Board, pursuant to which a Participant makes elections regarding the deferral of his or her Fees for periods beginning on or after January 1, 2005. A copy of a blank Initial Deferral Election Form is attached as Appendix B to this Plan.

     2.9 "INVESTMENT OPTIONS" means each mutual fund option set forth on the Hypothetical Investment Designation Form, a copy of which is attached as Appendix C, as amended by the Committee from time to time.

     2.10 "PARTICIPANT" means a Board Member or a former Board Member who, at any time, has made an election to defer Fees under the Plan and who has not received a distribution of his or her entire Account.

     2.11 "PERSON" shall have the meaning attributed to the term in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934.

     2.12 "POST-2004 DEFERRAL" any deferral of Fees under the Plan by a Board Member on or after January 1, 2005, as described in Section 3.1.

     2.13 "PRE-2005 DEFERRAL" means any deferral of Fees under the Plan by a Board Member that occurred on or before December 31, 2004.

     2.14 "PRE-2005 ELECTION FORM" means a written instrument signed and dated by a Participant, in the form prescribed by the Board, pursuant to which a Participant made elections regarding the deferrals of his or her Fees for periods ending on or before December 31, 2004.

     2.15 "BOARD MEMBER" means a member of the Board of the Fund.

     2.16 "UNFORESEEABLE EMERGENCY" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's or Beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary.

     2.17 "VALUATION DATE" means each March 31, June 30, September 30, December 31, and such other dates as may be determined by the Committee.

                                   ARTICLE III
                          DEFERRAL OF BOARD MEMBER FEES

     3.1 ELECTIONS TO DEFER FEES.

     (a) Continuing Board Members. Each Board Member may elect to defer all or a portion of the Fees that, absent deferral, would be paid to him or her for services rendered during the next following calendar year by completing an Initial Deferral Election Form and returning it to the Committee on or before the December 31 preceding the calendar year during which the amounts to be deferred, absent deferral, would be paid to the Board Member.

     (b) New Board Members. Each individual who first becomes a Board Member during a calendar year may elect to defer Fees that, absent deferral, would be paid to him or her during the remainder of such calendar year by completing an Initial Deferral Election Form and returning it to the Committee on or before the date that is 30 days after the date on which he or she first became a Board Member.

     3.2 ELECTIONS IRREVOCABLE. Once made, an election to defer Fees shall become effective immediately, and such election is thereafter irrevocable, except to the extent otherwise provided in Article VI.

     3.3 ANNUAL ELECTIONS. Unless the Initial Deferral Election Form specifically provides otherwise, a Board Member must complete an Initial Deferral Election Form in accordance with Section 3.1(a) for each calendar year in which such Board Member desires to defer Fees and a Board Member's elections with respect to Fees deferred in a particular calendar year shall expire as of the last day of such calendar year.

                                   ARTICLE IV
                              PARTICIPANT ACCOUNTS

     4.1 PARTICIPANT ACCOUNTS.

     (a) Establishment of Accounts. Each Fund within the Complex shall establish on its books an Account for each Participant.

     (b) Calendar Year Subaccounts. Within each Participant's Account and for each calendar year, there shall also be established a Calendar Year Subaccount to which a Participant's Fees deferred in a particular calendar year, and corresponding hypothetical income, gains or losses, are credited. A separate Calendar Year Subaccount shall be created within each Participant's Account for each calendar year in which the Participant made or makes a deferral of Fees under the Plan.

     (c) Pre-2005 Deferrals. Calendar Year Subaccounts that contain Pre-2005 Deferrals, and corresponding hypothetical income, gains and losses attributable thereto, are subject to certain terms that are not applicable to Post-2004 Deferrals, as described herein. In order to protect the grandfathered status of Pre-2005 Deferrals under Section 409A, the Pre-2005 Deferrals shall at all times and in all circumstances be subject only to the provisions relating to Pre-2005 Deferrals set forth herein. Notwithstanding any other provision now or hereafter included in this Plan, no amendment shall be applicable to the provisions of the Plan regarding Pre-2005 Deferrals.

     (d) Post-2004 Deferrals. Calendar Year Subaccounts that contain Post-2004 Deferrals, and corresponding hypothetical income, gains and losses attributable thereto, are subject to certain terms that are not applicable to Post-2004 Deferrals, as described herein.

     4.2 HYPOTHETICAL INVESTMENT DESIGNATION.

     (a) Each Participant shall elect, in 10 percent increments, one or more of the mutual funds stated on the Hypothetical Investment Designation Form, a copy of which is attached as Appendix C, to be used as a measure of the hypothetical investment performance of his or her entire Account. Any such election shall continue in effect until modified by a subsequent Hypothetical Investment Designation Form. A Participant may modify his or her hypothetical investment designations in accordance with rules prescribed by the Committee.

     (b) Any investment designation made under this Section 4.2 may be hypothetical only. The Fund shall not be obligated to invest any amounts in the Investment Options selected by a Participant, but may merely maintain bookkeeping entries to reflect the corresponding hypothetical income, gains or losses that would have been credited to or debited from the Participant's Account if in fact amounts had been invested in the selected Investment Options.

     (c) Each Participant's Account shall be valued daily based upon the performance of the Investment Option selected by the Participant. Such valuation shall reflect the hypothetical net asset value expressed per share of the designated Investment Option. Each Participant Account shall be valued separately. Any payments made to or on behalf of the Participant and for his or her Beneficiary shall be debited from the Account.

                                    ARTICLE V
                        DISTRIBUTION OF DEFERRED AMOUNTS

     5.1 GENERAL. All payments under the Plan shall be made in cash.

     5.2 PRE-2005 DEFERRALS.

     (a) Subject to Article VI, a Participant's Pre-2005 Deferrals credited to a particular Calendar Year

Subaccount shall be payable to him or her at the time and in the manner specified in his or her Pre-2005 Election Form or Forms.

     (b) Notwithstanding any election made by a Participant, any Pre-2005 Deferrals credited to any of a Participant's Calendar Year Subaccounts that have not been paid to the Participant as of the date of his or her death shall be paid to the Participant's Beneficiary in the form elected by the Participant. If the Participant dies after payments from any Calendar Year Subaccount to which Pre-2005 Deferrals are credited have commenced, payments from the particular Calendar Year Subaccount will continue (to the Participant's Beneficiary) as if the Participant had not died. If the Participant dies before payments from any Calendar Year Subaccount to which Pre-2005 Deferrals are credited have commenced, payments (to the Participant's Beneficiary) from the particular Calendar Year Subaccount will commence as soon as administratively practicable following the date on which the Committee receives notification of the Participant's death.

     5.3 POST-2004 DEFERRALS.

     (a) Subject to Article VI and the requirements of this Section 5.3, the Participant's Post-2004 Deferrals credited to a particular Calendar Year Subaccount shall be payable to him or her at the time and in the manner specified in his or her Initial Deferral Election Form related to the particular calendar year.

     (b) On each Initial Deferral Election Form, the Participant must specify that payment from the Calendar Year Subaccount to which Post-2004 Deferrals are credited shall commence as of the Valuation Date next following:

          (1) the separation of the Participant's service with the Fund, or

          (2) the earlier of the date of separation of service with the Fund or the date specified by the Participant that is at least five years after the date on which the deferred Fees would otherwise have been paid to the Participant.

     (c) Distributions from a Calendar Year Subaccount to which Post-2004 Deferrals are credited will be made in a single sum, unless the Participant elects on the applicable Initial Deferral Election Form to receive distributions from such Calendar Year Subaccount in a number of quarterly installments (not to exceed 40).

     (d) Notwithstanding any election made by a Participant, any Post-2004 Deferrals credited to any Calendar Year Subaccount that have not been paid to the Participant as of the date of his or her death shall be paid to the Participant's Beneficiary in the form elected by the Participant. If the Participant dies after payments of Post-2004 Deferrals credited to any Calendar Year Subaccount have commenced, payments will continue (to the Participant's Beneficiary) as if the Participant had not died. If the Participant dies before payments of Post-2004 Deferrals credited to any Calendar Year Subaccount have commenced, payments (to the Participant's Beneficiary) from such Calendar Year Subaccounts will commence thirty (30) days following the date on which the Committee receives notification of the Participant's death.

     5.4 PAYMENT IN THE EVENT OF AN UNFORESEEABLE EMERGENCY.

     (a) Pre-2005 Deferrals. Notwithstanding any other provision of the Plan to the contrary, a Participant may receive payment of all or a portion of any Pre-2005 Deferrals credited to any Calendar Year Subaccount as soon as administratively practicable following the approval by the Committee of a written application for such payment which demonstrates that the Participant has incurred a severe financial hardship as a result of an unanticipated emergency beyond the control of the Participant. The amount of any payment made pursuant to this Section 5.4(a) shall be limited to the amount necessary to meet the financial hardship (including any taxes that Participant will be required to pay as a result of the payment).

     (b) Post-2004 Deferrals. Notwithstanding any other provision of the Plan to the contrary, a Participant may receive payment of all or a portion of any Post-2004 Deferrals credited to any Calendar Year Subaccount one (1) day following the approval by the Committee of a written application for such payment which demonstrates that the Participant has incurred an Unforeseeable Emergency. The amount of any distribution made pursuant to this Section 5.4(b) may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

     5.5 ACCELERATION OF PAYMENT. Notwithstanding any provision of the Plan to the contrary, in the event the Committee determines that any of a Participant's Pre-2005 Deferrals credited to any Calendar Year Subaccount are the subject of a final determination by the Internal Revenue Service that such portion is includible in the Participant's taxable income, the applicable Pre-2005 Deferrals shall be distributed to the Participant to the extent they are so includible. All income taxes and related interest and penalties associated with credits to or distributions from a Participant's Account shall be borne by the Participant.

     5.6 DISSOLUTION OF THE FUND / CHANGE IN CONTROL.

     (a) Pre-2005 Deferrals. Notwithstanding any other provision of this Plan to the contrary, a Participant's Pre-2005 Deferrals credited to any Calendar Year Subaccount shall be distributed to the Participant upon the dissolution, liquidation or winding up of the Fund, whether voluntary or involuntary, or the disposition of all or substantially all of the Fund's assets (unless the Fund's obligations under the Plan have been assumed by a financially responsible party purchasing such assets) or upon the merger or consolidation of the Fund (unless prior to the merger or consolidation the Fund's Board Members determines that the deferrals under the Plan shall survive the merger or consolidation).

     (b) Post-2004 Deferrals. Notwithstanding any other provision of this Plan to the contrary, to the extent permissible under Section 409A, a Participant's Post-2004 Deferrals credited to any Calendar Year Subaccount shall be distributed to the Participant upon the dissolution, liquidation or winding up of the Fund, whether voluntary or involuntary, or the disposition of all or substantially all of the Fund's assets (unless the Fund's obligations under the Plan have been assumed by a financially responsible party purchasing such assets) or upon the merger or consolidation of the Fund (unless prior to the merger or consolidation the Fund's Board of Members determines that the deferrals under the Plan shall survive the merger or consolidation).

                                   ARTICLE VI
                          SUBSEQUENT DEFERRAL ELECTIONS

     6.1 PRE-2005 DEFERRALS. By delivering written notice to the Committee, in a form prescribed by the Committee, at least 12 months before the date on which payment of Pre-2005 Deferrals from a particular Calendar Year Subaccount are scheduled to begin, a Participant may:

     (a) specify a revised date for the commencement of distributions from such Calendar Year Subaccount containing Pre-2005 Deferrals that is after the date originally specified in the Participant's Pre-2005 Election Form, and/or

     (b) specify a revised form of payment that calls for a greater number of installment payments than that originally specified in the Participant's Pre-2005 Election Form, or a number of annual installment payments if the Participant had originally specified a single sum payment in his or her Pre-2005 Election Form.

     6.2 POST-2004 DEFERRALS. A Participant may revise the Initial Deferral Election Form with respect to any particular Calendar Year Subaccount to which Post-2004 Deferrals are credited, subject to the requirements of this Section 6.2, by delivering to the Committee a Subsequent Deferral Election Form, which shall be substantially in the form of Exhibit E attached hereto.

     (a) Such Subsequent Deferral Election Form shall not take effect until 12 months after the date on which it is received by the Committee.

     (b) If the Participant originally elected on his or her Initial Deferral Election Form to begin receiving distributions from a particular Calendar Year Subaccount to which Post-2004 Deferrals are credited upon the Participant's separation of service with the Fund (pursuant to Section 5.3(b)(1)), the Participant may revise the Initial Deferral Election Form to provide for one of the following:

          (1) payment upon a specified date if the Participant elects to defer the receipt of distributions until the date that is five years after the Participant's separation from service with the Fund,

          (2) a different form of distribution if the Participant elects to defer the receipt of distributions until the date that is five years after separation from service, or

          (3) payment upon a specified date and to provide for a different form of distribution if the Participant elects to defer the receipt of distributions (in the revised form of distribution) until the date that is five years after separation from service.

     (c) If the Participant originally elected on his or her Initial Deferral Election Form to begin receiving distributions from a particular Calendar Year Subaccount to which Post-2004 Deferrals are credited on a specified date (pursuant to Section 5.3(b)(2)), the Participant may revise the Initial Deferral Election Form to provide for one of the following if the Participant returns the Subsequent Deferral Election Form to the Committee more than 12 months prior to the original specified date in the Initial Deferral Election Form:

          (1) distributions upon a revised specified date if the Participant elects a revised specified date that is at least five years after the original specified date,

          (2) payment upon separation from service if the Participant elects to defer the receipt of distributions until the later of his or her separation from service or the date that is five years after the original specified date,

          (3) a revised form of distribution if the Participant elects to defer the receipt of distributions until a revised specified date that is at least five years after the original specified date,

          (4) payment upon a revised specified date and to provide for a revised form of distribution if the Participant elects a revised specified date that is at least five years after the original specified date, or

          (5) payment upon separation from service and to provide for a revised form of distribution if the Participant elects to defer the receipt of distribution (in the revised form of distribution) until the later of his or her separation from service or the date that is five years after the original specified date.

     (d) Notwithstanding any other provision of this Plan to the contrary, a Participant may not revise his or her Initial Deferral Election Form if such revision would have the effect of accelerating any distribution (or portion thereof), except to the extent permitted under Section 409A and the regulations thereunder.

                                   ARTICLE VII
                                 ADMINISTRATION

     7.1 ADMINISTRATION. The Fund shall have the sole authority and discretion to interpret the Plan and to establish and modify administrative rules for the Plan. Any decision made or action taken by the Fund and any of its officers or employees involved in the administration of this Plan, or any member of the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of all and each of them, as the case may be, and will be conclusive and binding on all parties.

     7.2 EXPENSES. All expenses and costs in connection with the operation of this Plan shall be borne by the Fund. The Fund shall have the right to deduct from any payment to be made pursuant to this Plan any federal, state or local taxes required by law to be withheld, and any associated interest and/or penalties.

     7.3 STATEMENTS. The Committee shall furnish individual statements after each Valuation Date of accrued benefits to each participant, or current beneficiary, in such form as determined by the Committee or as required by law.

     7.4 LIABILITY. No officer or employee of the Fund or of the Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving the member's or employee's bad faith, for anything done or omitted to be done by himself or herself.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 AMENDMENT. The Board Member's of the Fund may modify or amend, in whole or in part, any of or all the provisions of the Plan, or suspend or terminate it entirely; provided, however, that any such modification, amendment, suspension or termination may not, without the Participant's consent, adversely affect any deferred amount credited to him or her for any period prior to the effective date of such modification, amendment, suspension or termination, unless such amendment is required by law or determined to be required to preserve favorable tax treatment under Section 409A. The Plan shall remain in effect until terminated pursuant to this provision.

     8.2 FUTURE OF THE PLAN. The Fund hopes and expects to continue the Plan indefinitely, but necessarily reserves the right to suspend or discontinue the Plan at any time. However, in no event shall a suspension or discontinuance of the Plan cause the distribution of Accounts prior to the time or times provided in Article V.

     8.3. UNFUNDED PLAN. The right of a Participant or Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Fund, and neither a Participant nor his or her Beneficiary shall have any rights in or to any amount credited to any accounts under this Plan or any other assets of the Fund. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Any assets invested hereunder shall continue for all purposes to be part of the general assets of the Fund and available to its general creditors in the event of bankruptcy or insolvency. The Plan constitutes a mere promise by the Fund to make benefit payments in the future.

     8.4 NO ASSIGNMENT OR ALIENATION. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a participant or a participant's beneficiary.

     8.5 GOVERNING LAW. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the state of Florida, without regard to the conflicts of laws principles thereof, except as such laws may be superseded by federal law.

TRANSAMERICA FUND COMPLEX


By: /s/ Dennis P. Gallagher
    ---------------------------------
    Dennis P. Gallagher
    Vice President, General Counsel
    And Secretary

Date:
      -------------------------------

                                   APPENDIX A

                 LIST OF DEFERRED COMPENSATION COMMITTEE MEMBERS

                                    Leo Hill

                                 Neal M. Jewell

                                 Russell Kimball

                               Eugene M. Mannella

                                 Norm R. Nielsen

                              Joyce Galpern Norden

                               Patricia L. Sawyer

                                John W. Waechter

                                   APPENDIX B

                         INITIAL DEFERRAL ELECTION FORM

I.   DEFERRAL OF FEES

     I hereby elect to defer the payment of my Fees that will be payable to me during calendar year 2008, as set forth below (CHOOSE ONE):

          [ ]  ______ (ENTER A PERCENTAGE OF FEES).

          [ ]  ______ (ENTER A DOLLAR AMOUNT).

II.  TIME OF DISTRIBUTION

     I hereby elect to receive my Fees deferred pursuant to Part I beginning as of (CHOOSE ONE):

          [ ]  my separation from service with the Fund.

          [ ]  THE EARLIER OF (A) MY SEPARATION FROM SERVICE WITH THE FUND OR
               (B) ______ (ENTER A DATE THAT IS AT LEAST FIVE YEARS FROM THE DATE ON WHICH THE PAYMENTS OTHERWISE WOULD HAVE BEEN MADE).

III. FORM OF DISTRIBUTION

     I hereby elect to receive my Fees deferred pursuant to Part I in the form of (CHOOSE ONE):

          [ ]  a single sum.

          [ ]  ______ (ENTER A NUMBER NOT TO EXCEED 40) quarterly installments.

I AGREE TO BE BOUND BY THE TERMS OF THE PLAN AND I UNDERSTAND THAT MY ELECTIONS SET FORTH ABOVE ARE GENERALLY IRREVOCABLE. I UNDERSTAND THAT MY ELECTIONS ABOVE SHALL APPLY ONLY TO THE CALENDAR YEAR WRITTEN ABOVE AND THAT I MUST COMPLETE AND RETURN AN INITIAL DEFERRAL ELECTION FORM FOR EACH CALENDAR YEAR IN WHICH I WISH TO DEFER FEES.

Board Member's Signature:                               Date:
                          ---------------------------         ------------------

Print Name:
            -----------------------------------------

RETURN THIS FORM, ONCE COMPLETED, TO:

     DENNIS P. GALLAGHER, VICE PRESIDENT
     TRANSAMERICA FUND COMPLEX
     MAIL BIN 305E620
     570 CARILLON PARKWAY
     SAINT PETERSBURG, FL 33716

                                   APPENDIX C

                    HYPOTHETICAL INVESTMENT DESIGNATION FORM

INSTRUCTIONS: Please select the hypothetical investments on the basis of which you wish income, earnings and losses based on your Account balance to be credited. Please allocate your hypothetical investments in 10% increments (percentages must total 100%).

To change your selection of hypothetical investments on the basis of which income, earnings and losses based on your Account balance are to be credited, file a new Hypothetical Investment Designation Form. No more than twelve (12) Hypothetical Investment Designation Forms may be submitted per calendar year.

I hereby elect to have my Account balance credited with income, earnings and losses on the basis of the following hypothetical investments, in the percentages indicated below, as authorized by Section 4.2 of the Plan:

OPTION                                                              PERCENTAGE
------                                                              ----------
TA IDEX Asset Allocation - Conservative Portfolio ...............    ________%
TA IDEX Asset Allocation - Moderate Growth Portfolio ............    ________%
TA IDEX Asset Allocation - Moderate Portfolio ...................    ________%
TA IDEX Asset Allocation Growth Portfolio .......................    ________%
TA IDEX Multi-Manager International Fund ........................    ________%
TA IDEX Multi-Manager Alternative Strategies ....................    ________%
TA IDEX Legg Mason Partners All Cap .............................    ________%
TA IDEX Templeton Transamerica Global ...........................    ________%
TA IDEX Transamerica Balanced ...................................    ________%
TA IDEX Transamerica Convertible Securities .....................    ________%
TA IDEX Transamerica Equity .....................................    ________%
TA IDEX Transamerica Flexible Income ............................    ________%
TA IDEX Transamerica Growth Opportunities .......................    ________%
TA IDEX Transamerica High-Yield Bond ............................    ________%
TA IDEX Transamerica Science & Technology .......................    ________%
TA IDEX Transamerica Small/Mid Cap Value ........................    ________%
TA IDEX Transamerica Value Balanced .............................    ________%
Diversified Institutional Money Market Fund* ....................    ________%
Diversified Institutional Money Market Fund* ....................    ________%
Diversified Institutional High Quality Bond Fund* ...............    ________%
Diversified Institutional Inflation-Protected Securities Fund* ..    ________%

OPTION                                                              PERCENTAGE
------                                                              ----------
Diversified Institutional Core Bond Fund* .......................    ________%
Diversified Institutional Total Return Bond Fund* ...............    ________%
Diversified Institutional High Yield Bond Fund* .................    ________%
Diversified Institutional Balanced Fund* ........................    ________%
Diversified Institutional Stock Index Fund* .....................    ________%
Diversified Institutional Value Fund* ...........................    ________%
Diversified Institutional Value & Income Fund* ..................    ________%
Diversified Institutional Equity Growth Fund* ...................    ________%
Diversified Institutional Growth & Income Fund* .................    ________%
Diversified Institutional Aggressive Equity Fund* ...............    ________%
Diversified Institutional Special Equity Fund* ..................    ________%
Diversified Institutional Mid-Cap Value Fund* ...................    ________%
Diversified Institutional Mid-Cap Growth Fund* ..................    ________%
Diversified Institutional Small-Cap Growth Fund* ................    ________%
Diversified Institutional Small-Cap Value Fund* .................    ________%
Diversified Institutional International Equity Fund* ............    ________%
Institutional Short Horizon Strategic Allocation Fund* ..........    ________%
Institutional Short/Intermediate Horizon Strategic Allocation
   Fund* ........................................................    ________%
Institutional Intermediate Horizon Strategic Allocation Fund* ...    ________%
Institutional Intermediate/Long Horizon Strategic Allocation
   Fund* ........................................................    ________%
Institutional Long Horizon Strategic Allocation Fund* ...........    ________%

I AM AWARE THAT MY ACCOUNT BALANCE WILL BE REALLOCATED AS SPECIFIED ABOVE. I AM ALSO AWARE THAT ANY FUTURE DEFERRALS OF FEES WILL BE INVESTED AS SPECIFIED ABOVE, SUBJECT TO THE TERMS OF THE PLAN. PLEASE RETURN THIS FORM, ONCE COMPLETED, TO DENNIS P. GALLAGHER.

Board Member's Signature:                               Date:
                          ---------------------------         ------------------
Print Name:
            -----------------------------------------

*   Not Available Investment Options until February 6, 2008.

                                   APPENDIX D

                         DESIGNATION OF BENEFICIARY FORM

                                 (PLEASE PRINT)

I designate the following as Beneficiary(s) of my death benefit, if any:

Primary:                                Relationship:
            -------------------------                 --------------------------
Address:                                Social Security #:
            -------------------------                      ---------------------

            -------------------------

            -------------------------

Primary:                                Relationship:
            -------------------------                 --------------------------
Address:                                Social Security #:
            -------------------------                      ---------------------

            -------------------------

            -------------------------

Contingent:                             Relationship:
            -------------------------                 --------------------------
Address:                                Social Security #:
            -------------------------                      ---------------------

            -------------------------

            -------------------------

I understand that I am responsible for advising the Committee of changes in status of the Beneficiary(s) (e.g., death, name, etc.). I further understand that I may change my election in accordance with the procedures set forth in the Plan.

                                      * * *

PLEASE RETURN THIS FORM, ONCE COMPLETED, TO DENNIS P. GALLAGHER.

Board Member's Signature:                               Date:
                          ---------------------------         ------------------
Print Name:
            -----------------------------------------

                                   APPENDIX E

                        SUBSEQUENT DEFERRAL ELECTION FORM

I hereby elect to revise my distribution elections with respect to the Fees that have been credited to my 2008 Calendar Year Subaccount.

I.   ORIGINAL ELECTION TO RECEIVE DISTRIBUTIONS UPON SEPARATION FROM SERVICE

INSTRUCTIONS: If you originally elected to begin receiving distributions upon your separation from service with the Fund, you may choose ONE of the following:

[ ] I elect to begin receiving distributions from my Calendar Year Subaccount stated above on the date that is five years after my separation from service with the Fund.

[ ] I elect to receive distributions from my Calendar Year Subaccount stated above in the following revised form:

     [ ]  a single sum

     [ ]  ______ (ENTER A NUMBER NOT TO EXCEED 40) quarterly installments and I elect to defer my receipt of such distributions until the date that is five years after my separation from service with the Fund.

II.  ORIGINAL ELECTION TO RECEIVE DISTRIBUTIONS ON A SPECIFIED DATE

INSTRUCTIONS: If you originally elected to begin receiving distributions on a specified date, you must return this form to the Committee more than 12 months prior to the original specified date and you may choose ONE of the following:

[ ] I elect to begin receiving distributions from my Calendar Year Subaccount stated above on ________________ (enter a date that is at least five years from the date that you previously specified as the date on which payment of deferred Fees was to be made).

[ ] I elect to begin receiving distributions from my Calendar Year Subaccount stated above upon the later of my separation from service with the Fund or five years after the date that I previously specified as the date on which payment of my deferred Fees was to be made.

[ ] I elect to receive distributions from my Calendar Year Subaccount stated above in the following revised form:

     [ ]  a single sum

     [ ]  ______ (ENTER A NUMBER NOT TO EXCEED 40) quarterly installments.

and I elect to begin receiving distributions on ________________ (enter a date that is at least five years from the date that you previously specified as the date on which payment of deferred Fees was to be made).

[ ] I elect to receive distributions from my Calendar Year Subaccount stated above in the following revised form:

     [ ]  a single sum

     [ ]  ______ (ENTER A NUMBER NOT TO EXCEED 40) quarterly installments and I elect to begin receiving distributions upon the later of my separation from service with the Fund or five years after the date that I previously specified as the date on which payment of deferred Fees was to be made.

I UNDERSTAND THAT THIS SUBSEQUENT DEFERRAL ELECTION FORM SHALL NOT TAKE EFFECT UNTIL 12 MONTHS AFTER THE DATE ON WHICH IT IS RECEIVED BY THE COMMITTEE.

I UNDERSTAND THAT THE ELECTIONS STATED HEREIN WILL BE IN EFFECT AND WILL BE USED TO DETERMINE HOW MY FEES DEFERRED IN THE CALENDAR YEAR STATED ABOVE WILL BE PAID, UNLESS A PROPERLY COMPLETED SUBSEQUENT ELECTION DEFERRAL FORM IS COMPLETED AND RECEIVED BY THE COMMITTEE NO LATER THAN 12 MONTHS PRIOR TO THE DATE ANY DISTRIBUTION IS DUE UNDER THIS SUBSEQUENT DEFERRAL ELECTION FORM.

I UNDERSTAND THAT, FOR EACH CALENDAR YEAR SUBACCOUNT FOR WHICH I WISH TO MAKE REVISED ELECTIONS, I MUST COMPLETE AND RETURN TO THE COMMITTEE A SEPARATE SUBSEQUENT DEFERRAL ELECTION FORM.

                                      * * *

PLEASE RETURN THIS FORM, ONCE COMPLETED, TO DENNIS P. GALLAGHER.

Board Member's Signature:                               Date:
                          ---------------------------         ------------------
Print Name:
            -----------------------------------------